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                                                                    Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (the "Agreement"), by and among Nimbus Group, Inc., a Florida corporation ("Company") and Lucien Lallouz ("Employee"), is effective on the 1st Day of April, 2003.

                               A G R E E M E N T S

         In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       EMPLOYMENT AND DUTIES.

         (a) Subject to the terms and conditions of this Agreement, the Company hereby employs Employee as Chief Executive Officer of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of such position and will report directly to the Board. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b) hereof, agrees to devote Employee's full business time, attention and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

         (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

2. TERM. The Company employs Employee for a period commencing the date hereof and ending on the fifth anniversary of the date hereof (the "Term"), subject to termination prior to such date pursuant to Section 6 hereof. Sixty
(60) days prior to the end of the Term (or any renewal term), either the Company or Employee may give notice to the other of its determination not to renew this Agreement. If a notice of non-renewal is not delivered, this Agreement will automatically continue in effect for a successive two (2) year renewal term subject to termination prior to such date pursuant to Section 5 hereof. If such notice of non-renewal is given by any party, then Employee's employment will terminate at the end of such term (or on such other date as the parties mutually agree).

3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) BASE SALARY. The base salary payable hereunder to Employee shall equal $280,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Company's Board (the "Board"), together with the Compensation Committee of the Company's Board, will review




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Employee's performance and may
make increases to such base salary if, in its discretion, any such increase is warranted above the annual pay raise rate of 10%.

         (b) EXECUTIVE PERQUISITES, BENEFITS, AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                  (i) Payment of all premiums for coverage for Employee under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time. The benefits provided to Employee under this clause (i) shall be at least equal to such benefits provided to executives or employees in similar positions at the Company.

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                  (iii) The Company shall provide Employee with other executive perquisites (including, but not limited to, participation in the Company's Long-Term Incentive Plan) as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time. Employee shall be entitled to six weeks of vacation per year in addition to all Federal and religious holidays.

4.       NON-COMPETITION AND NON-SOLICITATION.

         (a) Employee acknowledges that during the course of Employee's employment Employee will receive confidential and proprietary information from and concerning the Company. Employee also acknowledges that the Company will make substantial investments in the development of the Company's goodwill and in Employee's professional development. The capital expended to develop this goodwill directly benefits Employee and should continue to do so in the event that the relationship between the Company and Employee is terminated. Likewise, the Company has conferred and will confer a direct economic benefit on Employee. Employee agrees that the Company is entitled to protect these business interests and investments and to prevent Employee from using or taking advantage of the foregoing economic benefits to the Company's detriment.

         (b) Employee agrees that, except for services and duties performed for or on behalf of the Company according to this Agreement, Employee will not, during the period of Employee's employment with the Company, and for a period (the "Restricted Period") of one (1) year immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, association, enterprise, venture or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, lender or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor or as a sales representative, or similar business in direct competition with




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those aspects of the business of the Company or any subsidiary of the Company, with which Employee has had any involvement, within United States of America, Canada and all other countries in which customers of the Company have access to the world wide web (the "Territory");

                  (ii) solicit any person who is, at that time, or who has been within one (1) year prior to that time, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                  (iii) solicit any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer, doctor, service provider or supplier of the Company for the purpose of soliciting or selling products or services in direct competition with those aspects of the business of the Company or any subsidiary of the Company with which Employee has had any involvement, within the Territory; or

                  (iv) solicit any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor or potential competitor, which candidate was, to Employee's knowledge, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, Employee agrees that in the event of breach by Employee of the foregoing covenant, the Company shall be entitled to specific performance of this provision and co-injunctive and other equitable relief.

         (d) It is agreed by the parties that the foregoing covenants in this paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this Agreement, whether before or after the date of termination of the employment of Employee.

         (e) All of the covenants in this paragraph 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Further, this paragraph 4 shall survive the termination of this Agreement and the termination of Employee's employment with the Company. It is specifically agreed that the period of one (1) year following termination of employment stated at the beginning of this paragraph 4, during which the agreements and covenants of Employee made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 4.



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5.       TERMINATION; RIGHTS ON TERMINATION. This Agreement and Employee's
employment may be terminated for any one of the following causes:

         (a) DEATH. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate, heirs or other descendants or representatives.

         (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from Employee's full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume Employee's full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if his health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company Employee's base salary at the rate then in effect, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, less any amounts Employee might receive under the Company's disability insurance policy, if any, for whatever time period is remaining under the Term.

         (c) CAUSE. The Company may, in its sole and absolute discretion, terminate the employment of Employee hereunder immediately upon after delivery of written notice to Employee, or at such later time as the Company may specify in such notice, for "Cause." As used in this Agreement "Cause" includes, but is not limited to, the following: (1) Employee's willful and material breach of this Agreement; (2) Employee's gross negligence in the performance, or intentional nonperformance, (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty or fraud, whether or not with respect to the business or affairs of the Company, which affects the operations, property or reputation of the Company; (4) Employee's conviction of a felony crime; (5) chronic alcohol or illegal drug abuse by Employee; (6) Employee's willful injury to any independent contractor, employee or agent of the Company, or to any other person in the course of Employee's performance of services for the Company; or (7) If Employee sexually harasses any employee, agent or contractor of the Company or commits any act which otherwise creates an offensive work environment for employees, agents or contractors of the Company.

         The Company shall not be limited to termination as a remedy for any damaging, injurious, improper or illegal act by Employee, but may also seek damages, injunction, or such other remedy as the Company may deem appropriate under the circumstances. If Employee's employment is terminated for Cause, Employee agrees to vacate the Company's offices on or



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before the effective date of the termination and to return and deliver to the
Company at such time all Company property. In the event of a termination for Cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) WITHOUT CAUSE. At any time after the commencement of employment, provided the Company does not have Cause to terminate Employee pursuant to (c) above, Employee may, without Cause, terminate this Agreement and Employee's employment, effective ninety (90) days after written notice is provided to the Company. Employee may only be terminated without Cause by the Company during the Term hereof if such termination is approved by a majority of the members of the Board. Should Employee be terminated by the Company without Cause during the Term, Employee shall be entitled to receive from the Company two and a half (2.5) year's base salary (at Employee's then current base) payable over the course of the year following such termination. The severance compensation shall be paid in accordance with the Company's standard payroll procedures but not less than monthly. If Employee resigns or otherwise terminates Employee's employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

         (e) TERMINATION BY EXECUTIVE FOR GOOD REASON OR UPON CHANGE IN CONTROL. Upon the termination of the Employee's employment hereunder by the Employee (i) for "Good Reason", as specified in Section 5(e)(B) hereof, or (ii) within 360 days after the occurrence of a "Change in Control" as specified in Section 5(e)(A) hereof, the Company shall (i) continue to pay to the Employee the base salary through the effective date of termination specified in such notice and
(ii) pay to the Employee, in a lump sum, an amount equal to 250% of the annual base salary prevailing on the date of such termination. In addition, upon such termination, all options to purchase shares of the Company's common stock, if any, shall accelerate and become immediately exercisable.

                  (A) For purposes of this Agreement, a "Change in Control" shall mean:

                           (i) The acquisition (other than by or from the
Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (together with such common stock, "Voting Securities"); or

                           (ii) Approval by the shareholders of the Company of
(x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                  (B) For purposes of this Agreement, "Good Reason" shall mean:




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                           (i) The assignment to the Employee of any duties
inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

                           (ii) Any failure by the Company to comply with any of
the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith;

                           (iii) The Company's requiring the Employee to be
based at any office or location other than the Company's offices in Aventura, Florida, except for travel reasonably required in connection with the performance of the Employee's responsibilities hereunder; or

                           (iv) Any purported termination by the Company of the
Employee's employment other than as expressly permitted by this Agreement.

         (f) Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 10 hereof and Employee's obligations under paragraphs 4, 8, 9 and 11 hereof shall survive such termination in accordance with their terms. Further, unless Employee and the Company otherwise agree in writing, upon termination of this Agreement for any reason, Employee will immediately resign from all director, officer or other positions held with the Company.

         (g) If termination of Employee's employment arises out of the Company's failure to pay Employee the amounts to which he is entitled under this Agreement or as a result of any other material breach of this Agreement by the Company, as determined pursuant to the provisions of paragraph 16 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder. Further, none of the provisions of paragraph 4 hereof shall apply in the event this Agreement is terminated as a result of a material breach by the Company.

6.       PARTICIPATION IN STOCK OPTION PLAN.

         As inducement the Employee shall be granted an option (the "Option") to purchase 371,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), at an exercise price of $0.07 the fair market value of the Company's common stock on April 1st, 2003. The Option may be exercised, in whole or in part, after the signing of this Agreement.



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The Option shall expire seven (7) years from the date hereof (the "Expiration
Date"), and must be exercised, if at all, in whole or in part, on or before the Expiration Date. The Option Agreement will be in substantially the form of Exhibit A attached hereto.

7.       PURCHASE RIGHT ON EMPLOYEE'S STOCK AND OPTIONS.

         (a) Irrevocable Option to Purchase. Upon (i) the death or Retirement of Employee, (ii) the Company's termination of Employee's employment with the Company by reason of Employee's Disability pursuant to the provisions of paragraph 5(b) (a "Disability Termination") or for any other reason except a termination for Cause pursuant to the provisions of paragraph 5(c) (a "Non-Cause Termination"), or (iii) the termination of Employee's employment with the Company by Employee for any reason other than a termination which follows less than six months service to the Company or is effected upon less than 90 days' prior written notice to the Company of such termination (hereinafter, a "Proper Employee Termination"), then the Company shall have the exclusive and irrevocable right and option, exercisable in the sole judgment and discretion of the Board, to purchase and acquire from Employee, or from Employee's Estate, all of Employee's shares of Company capital stock ("Stock") (if any) and all of Employee's options or rights to purchase Stock ("Options") (if any) in accordance with the terms and conditions provided in this paragraph 7. Employee or Employee's Estate hereby irrevocably and unconditionally agrees to transfer Employee's Stock and Employee's Options on the terms and conditions set forth in this paragraph 7.

         (b) Purchase Price. The purchase price to be paid for any Stock to be acquired under this paragraph 7 shall be the fair market value of such Stock to be determined as the average closing price of the last 21 trading days immediately preceding the date of death or termination of employment as described in paragraph 7(a) hereof. The purchase price to be paid for Employee's Options to be acquired under this paragraph 7 shall be the fair market value of the Stock for which Employee's Options are exercisable (the "Vested Options" as of the last day of the calendar month immediately preceding the date of death or termination of employment as described paragraph 7(a) hereof), less an amount equal to the exercise price of Employee's Options in respect of such Stock.Upon termination of Employee for Cause, the Company shall have the right and option to acquire Employee's Stock for the Net Book Value per share of such Stock, based upon the Company's latest audited financial statements. All of Employee's Options shall be terminated, expired, void and of no further force or effect.




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8.       COMPANY PROPERTY; INVENTIONS.

         (a) All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, and other property delivered to or compiled by Employee by or on behalf of the Company or their representatives, vendors, or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities, or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         (b) Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which Employee conceives as a result of Employee's employment by the Company. Employee hereby assigns and agrees to assign all of Employee's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

9.       CONFIDENTIALITY AND PROPRIETARY INFORMATION.

         (a) Acknowledgement. Employee acknowledges and agrees that in the course of rendering services to the Company and its customers, Employee will have access to and will become acquainted with confidential and proprietary information about the professional, business and financial affairs of the Company, its affiliates and its vendors, suppliers and customers, and that Employee may have contributed to or may in the future contribute to such information. Employee further recognizes that Employee is being employed as a key employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace and business depends upon its goodwill and reputation for integrity, quality and dependability. Employee recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential and proprietary information, goodwill and reputation.

         (b) Proprietary Information. In the course of Employee's service to the Company, Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by Employee alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include any information which is in the public domain during the period of service by Employee or becomes



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public thereafter, provided such information is not in the public domain as a consequence of disclosure by Employee in violation of this Agreement.

         (c) Fiduciary Obligations. Employee agrees and acknowledges that the Proprietary Information is of critical importance to the Company and a violation of this Section 8 will seriously and irreparably impair and damage the Company's business. Employee therefore agrees, while he is an employee of the Company and at all times thereafter, to keep all Proprietary Information strictly confidential.

         (d) Non-Disclosure. Except as required by law or order of any court or governmental entity or in connection with the proper performance of his duties hereunder, Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) persons who are authorized employees of the Company at the time of such disclosure, (c) such other persons, including prospective investors or lenders, to whom Employee has been instructed to make disclosure by the Company's Board, or (d) Employee's counsel, so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clauses (b) and (c), only to the extent required in the course of Employee's service to the Company). Upon any termination of Employee's employment hereunder, Employee shall deliver to the Company all notes, letters, documents, tapes, discs, recorded data and records which may contain Proprietary Information which are then in Employee's possession or control and shall not retain, use, or make any copies, summaries or extracts thereof.

10. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company. The employee is hereby further indemnified pursuant to exhibit "B" attached hereto.

11. REPRESENTATIONS OF EMPLOYEE. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may




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hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         Employee has and will continue to truthfully disclose to the Company the following matters, whether occurring, at any time during the five (5) years immediately preceding the date of this Agreement or at any time during the term of this Agreement:

                  (1) any criminal complaint, indictment or criminal proceeding in which Employee is named as a defendant;

                  (2) any allegation, investigation, or proceeding, whether administrative, civil or criminal, against Employee by any licensing authority or industry association; and

                  (3) any allegation, investigation or proceeding, whether administrative, civil, or criminal, against Employee for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the business of the Company.

12. ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of and be binding on Employee and the Company and Employee's and the Company's respective heirs, personal representatives, successors and assigns; provided, however, that Employee shall have no right to assign Employee's rights or duties under this contract to any other person. In the event of the sale, merger or consolidation of the Company, Employee specifically agrees that the Company may assign the Company's rights and obligations hereunder to the Company's successor, assign or purchaser. In addition, and in any event, the Company may, at any time, assign the Company's rights and obligations under this Agreement to any person that is an affiliate of the Company or to any person which, after any such assignment, employs at least 50% of the employees employed by the Company immediately prior to the assignment.

13. COMPLETE AGREEMENT; AMENDMENTS. This Agreement supersedes any other agreements or understandings, written or oral, among the Company and Employee, and Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

14. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:



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                                  To the Company:     NIMBUS GROUP INC.,
                                                      2999 NE 191ST STREET
                                                      SUITE 805
                                                      AVENTURA, FL. 33180
                                                      ATTENTION:  CHAIRMAN & CEO

         To Employee:             Lucien Lallouz
                                  2000 Island Blvd # 2005
                                  Aventura, Florida 33160

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, in any other case, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

15. SEVERABILITY. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. Employee and the Company agree and acknowledge that the provisions of paragraphs 4 and 9 are material and of the essence to this Agreement. If the scope of any restriction or covenant contained therein should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that (a) it is the parties intention and agreement that the covenants and restrictions contained therein be enforced as written, and (b) in the event a court of competent jurisdiction should determine that any restriction or covenant contained therein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

16. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement or Employee's employment with the Company (or any termination thereof) shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Miami-Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The prevailing party shall receive and the unsuccessful party shall pay the reasonable fees and expenses of any arbitration proceeding in connection with this Agreement.

17. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Florida.

18. HEADINGS. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of the Agreement or of any part hereof.



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

19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement effective as of the date first above written.


                                       THE COMPANY:

                                       NIMBUS GROUP  INC.,

May 22, 2003                           By: /s/ Michael B. Wellikoff
                                       -----------------------------------------
                                       Name: Michael B. Wellikoff
                                       Title: Chairman


                                       EMPLOYEE:

May 22, 2003                           /s/ Lucien Lallouz
                                       -----------------------------------------
                                       Lucien Lallouz







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